UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On January 26, 2017, RTI Surgical, Inc. (the “Company”) issued an inducement grant in the form of two restricted stock awards and an option to purchase shares (this grant is discussed in more detail in Item 5.02 of this Current Report on Form 8-K) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to Camille Farhat, in connection with his employment as President and Chief Executive Officer of the Company (as discussed in more detail in Item 5.02 of this Current Report on Form 8-K). The inducement grant is exempt from registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The Company will file a registration statement with the Securities and Exchange Commission for the shares subject to the inducement grant within 180 days of January 26, 2017.

The disclosure contained in Item 5.02 on this Current Report on Form 8-K regarding the issuance of the inducement grant to Mr. Farhat is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2017, the Company appointed Mr. Farhat as President and Chief Executive Officer, effective March 15, 2017. The Company’s Board of Directors (the “Board”) has agreed to appoint Mr. Farhat to the Board, effective March 15, 2017.

Mr. Farhat, 47, is a currently a member of the board of directors for Cardiac Science. He previously served as president and chief executive officer of American Medical Systems, Inc. from 2012 to 2015. Prior to joining American Medical Systems, Inc. in 2012, Mr. Farhat served as a general manager for two divisions of Baxter International, Inc. (“Baxter”). From 2006 to 2008 he headed Baxter’s Global Infusion Systems, and from 2008 to 2011 he headed Baxter’s largest division, Pharmaceuticals and Therapies. Mr. Farhat served from 2003 to 2006 at Medtronic, Inc., as vice president of business development and as vice president and general manager of Gastroenterology and Urology. Mr. Farhat served in several executive roles at General Electric from 1992 to 1996 and again from 1998 to 2002. At General Electric, Mr. Farhat worked in multiple businesses, geographies and functional areas, leading to his last role as general manager of General Electric Healthcare’s global Computed Tomography business. In between Mr. Farhat’s two stints at General Electric, he served as a consultant for Bain & Company, Inc. Mr. Farhat served at Northeastern University from 1991 to 1992 as a corporate governance researcher. Mr. Farhat began his career in 1989 as an assistant controller for the Bank of Boston Corporation. Mr. Farhat earned an M.B.A. from Harvard University, a degree in European Union studies from Institut National d’Etudes Politiques de Paris and a B.S.B.A. in finance and accounting from Northeastern University.

The Company entered into an Employment Agreement with Mr. Farhat, dated January 26, 2017 (the “Employment Agreement”), which sets forth the terms of Mr. Farhat’s service as the Company’s President and Chief Executive Officer. The Company also agreed to appoint Mr. Farhat to the Board, beginning the first day of his employment, and to include Mr. Farhat as a nominee for election to the Board at each annual stockholders meeting during the term of his employment. The Employment Agreement has an initial term of two years, which automatically renews annually at the expiration of the initial term. Pursuant to the Employment Agreement, the Company will pay Mr. Farhat a base salary of at least $635,000 annually (subject to annual review by the Board (or a committee thereof)). Mr. Farhat will be eligible to receive an annual discretionary incentive payment under the Company’s annual bonus plan based on a target bonus of at least 110% of his base salary, based on the attainment of one or more pre-established performance goals to be determined by the Board or the Company’s compensation committee in its sole discretion. In addition, the Employment Agreement contains customary covenants on confidentiality, non-competition, non-solicitation, and non-interference, as well as provisions on the termination of the Employment Agreement and the consequences thereof.

As a material condition to entering into the Employment Agreement, on January 26, 2017 (the “Grant Date”), the Company and Mr. Farhat entered into: (1) a restricted stock award agreement (the “Restricted Stock Agreement #1”); (2) another restricted stock award agreement (the “Restricted Stock Agreement #2”); and (3) a stock option agreement (the “Option Agreement”).

Under the Restricted Stock Agreement #1, the Company granted Mr. Farhat 850,000 shares of restricted Common Stock. On the first anniversary of the Grant Date, 170,000 shares will vest. The remaining shares will vest on the last day of each calendar quarter at a rate of 42,500 shares per calendar quarter commencing after the first anniversary of the Grant Date and continuing for four years after. Vesting of these shares may accelerate upon the occurrence of either of two conditions, which are confidential and subject to a confidential treatment request to be filed with the Securities and Exchange Commission.

Under Restricted Stock Agreement #2, the Company granted Mr. Farhat 150,000 shares of Common Stock. These 150,000 restricted shares subject to Restricted Stock Award #2 will become fully vested on the latest date (the “Purchase Date”) on which the fair market value of the cumulative amount of shares that Mr. Farhat purchases on the open market equals $500,000, so long as the Purchase Date is on or before March 15, 2018. After vesting, the shares will be non-transferable for a period of one year following the Purchase Date.

Under the Option Agreement, the Company granted Mr. Farhat the option to purchase 1,950,000 shares of Common Stock (the “Stock Options”), as of the Grant Date. The exercise price for the Stock Options is $3.20. The Stock Options will expire on January 26, 2022, at 5 p.m. eastern time. The Stock Options will vest based the Company’s attainment of three average stock price benchmarks. The first 650,000 shares will vest if the Company’s average publicly traded stock price is over $6.00 for a sixty-consecutive calendar day period. The next 650,000 shares will vest if the Company’s average publicly traded stock price is over $7.00 for a sixty-consecutive calendar day period. The final 650,000 shares will vest if the Company’s average publicly traded stock price is over $8.00 for a sixty-consecutive calendar day period. The vesting of the Stock Options is cumulative.

The descriptions of the Employment Agreement, the Restricted Stock Agreement #1, the Restricted Stock Agreement #2, and the Option Agreement are qualified in their entirety by the complete terms and conditions of the documents, each of which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

Consistent with previous disclosure in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2016, Robert P. Jordheim will step down as the Company’s interim President and Chief Executive Officer, effective March 15, 2017. On that date, he will resume his role as Chief Financial Officer for the Company. Also consistent with previous disclosure in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2016, Johannes W. Louw will step down as the Company’s interim Chief Financial Officer, effective March 15, 2017. On that date, he will resume his role as Vice President of Finance and Corporate Controller.

The business experience and background for Mr. Jordheim, 52, is disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2016.

At this time, no determination has been made as to whether Mr. Jordheim and Mr. Louw will receive any grant or additional compensation in connection with their interim services as Chief Executive Officer and Chief Financial Officer, respectively.

None of Messrs. Farhat, Jordheim, and Louw is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K or has any family relationships with any of the Company’s directors or executive officers, or other persons nominated or chosen to become a director or executive officer.

Item 7.01. Regulation FD Disclosure

On January 26, 2017, the Company issued a press release announcing the appointment of Mr. Farhat as President and Chief Executive Officer, the return of Mr. Jordheim to his role as Chief Financial Officer, and the return of Mr. Louw to his role as Vice President of Finance and Corporate Controller. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated in this Current Report by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated January 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: February 1, 2017	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Interim President and Interim Chief Executive Officer

EXHIBIT INDEX

RTI Surgical, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document

99.1	Press Release, dated January 26, 2017.